UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2008

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 894-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 18, 2008, a new labor contract was agreed to by Steinway Musical Instruments, Inc.’s subsidiary Conn-Selmer, Inc. and United Auto Workers Local 2359 (the “Agreement”).  This Agreement, which covers employees at Conn-Selmer’s Eastlake, Ohio facility, has a three-year term and includes increases in wages and pension benefits.  The overall impact on labor costs is approximately 2% per year.  The Agreement is effective February 16, 2008 through February 15, 2011.  A copy of the executed Agreement will be filed upon completion of final drafting revisions. A press release announcing the Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release dated February 19, 2008 announcing the Agreement between Conn-Selmer, Inc. and United Auto Workers Local 2359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 20, 2008	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina
	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 19, 2008 announcing the Agreement between Conn-Selmer, Inc. and United Auto Workers Local 2359